CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form 20–F Amendment #1 for Evolving Gold Corp., of our report dated April 14, 2004, relating to the March 31, 2004 financial statements of Evolving Gold Corp, which appears in such Form.

“Amisano Hanson”
Vancouver, BC, Canada	AMISANO HANSON
November 19, 2004	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7 04/O/EvolvingGOLD20F	E-MAIL: amishan@telus.net